Exhibit 10.3


                         THE BROOKLYN UNION GAS COMPANY
                 d/b/a KEYSPAN ENERGY DELIVERY NEW YORK PROJECT

                           $82,000,000 PROMISSORY NOTE
                                       FOR
                          GAS FACILITIES REVENUE BONDS
                         (THE BROOKLYN UNION GAS COMPANY
         d/b/a KEYSPAN ENERGY DELIVERY NEW YORK PROJECT), 2005 Series A

                               New York, New York
                                November 1, 2005

     FOR VALUE RECEIVED, The Brooklyn Union Gas Company d/b/a KeySpan Energy Delivery New York, formerly known as The Brooklyn Union Gas Company, a New York corporation (the "Company"), promises to pay to the order of Citibank, N.A., as trustee (the "Trustee") under the hereinafter referred to Indenture, in lawful money of the United States, the principal sum of $82,000,000 (the "Loan Amount"), together with: (a) interest thereon at such rate or rates as in the aggregate will produce an amount equal to the total of all interest becoming due and payable on $82,000,000 principal amount of the New York State Energy Research and Development Authority's Gas Facilities Revenue Bonds (The Brooklyn Union Gas Company d/b/a KeySpan Energy Delivery New York Project), 2005 Series A, dated as of November 1, 2005 (the "Bonds"), issued pursuant to an Indenture of Trust (the "Indenture") dated as of November 1, 2005, between the New York State Energy Research and Development Authority (the "Authority") and the Trustee; and (b) such redemption premiums and other amounts as are required to be paid by the Company to the Authority as part of the payments provided in the Participation Agreement dated as of November 1, 2005, between the Company and the Authority (the "Participation Agreement"). The terms and provisions of the Participation Agreement are incorporated herein by reference and made a part hereof. The foregoing amounts shall be paid in installments and in the amounts which shall be due and payable as provided below. Except as otherwise defined herein, all capitalized words and terms used herein have the same meanings as in the Indenture of Trust relating to the Bonds, dated as of November 1, 2005, between the Authority and the Trustee.

     The Company shall make Company Obligation Payments to the Trustee in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The Company shall make payment to the Trustee (i) no later than 12:00 noon (New York City time) on each Interest Payment Date into the Bond Fund for credit to the Interest Account established pursuant to Section 6.02 of the Indenture the amount required for the payment of the interest payable on the Outstanding Bonds on such Interest Payment Date; and (ii) the last Business Day prior to the day on which any redemption is to occur or on the last Business Day prior to the Stated Maturity, into the Bond Fund for credit to the Redemption Account or the Principal Account established pursuant to Section 6.02 of the Indenture, as directed by the Company, the amount required to pay principal of and premium, if any, and accrued interest on any Bonds called for redemption or at the Stated Maturity, the amount required to pay the principal of the Bonds.

     In addition, the Company shall pay an additional amount to the Trustee for deposit in the Bond Fund and credit to the Principal Account, Interest Account, Redemption Account or to be applied to the payment of the principal of and premium, if any, and interest payable upon redemption of any Bond pursuant to
Article IX of the Indenture.

     The payment obligations of the Company under this Company Obligation (as defined in the Indenture) shall be deemed to be discharged and this note shall be cancelled in the event that the Bonds shall have been accelerated under the Indenture and the Company shall have paid or caused to be paid all amounts required under the Participation Agreement to be paid upon the occurrence of such acceleration.

     In the event the Company should fail to make any of the payments required by this note or the Participation Agreement to be made to the Authority, the item or installment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company agrees to pay the same with interest thereon at the rate of interest borne by the Bonds, to the extent, but not exceeding the maximum rate, permitted by law, until paid; provided, however, that if such failure to pay results in a payment of principal of, or premium, if any, or interest on the Bonds not being made when due and payable, the Company shall pay the same with interest thereon, which interest shall also constitute an obligation of the Company at the same rate of interest per annum as that payable on the Bonds.

     This note shall finally mature on February 1, 2024. The Company shall not prepay this note or any portion thereof except as necessary in connection with the redemption prior to maturity of all or a portion of the Bonds, or upon acceleration of maturity of the Bonds or pursuant to Article XVI of the Indenture.

     If the Company should default in the payment of any installment of principal of, premium, if any, and interest due under this note or if any one or more of the events of default specified in the Participation Agreement should occur, and if any such default is not remedied as provided in the Participation Agreement, the Authority or the Trustee then, or at any time thereafter, may give notice to the Company declaring all unpaid amounts of this note then outstanding, together with all other unpaid amounts outstanding under the Participation Agreement, to be immediately due and payable, and thereupon, without further notice or demand, all such amounts shall become and be immediately due and payable. Any failure to exercise this option shall not constitute a waiver of the right to exercise the same at any time in the event of any continuing or subsequent default. In the event of default in the payment of this note, the undersigned hereby agrees to pay all costs incurred in connection with the collection of the amounts then due hereon, including reasonable attorneys' fees. The payments hereunder shall be payable at the applicable Principal Corporate Trust Office of the Trustee in New York, New York.

     The Company agrees that its obligation to make the Company Obligation Payments at the times and in the amounts provided in the Company Obligation and to make all other payments provided for in the Participation Agreement shall be absolute, irrevocable and unconditional and shall not be subject to any defense (other than payment) or any rights of setoff, recoupment, abatement, counterclaim or deduction and without any rights of suspension, deferment, diminution or reduction it might otherwise have against the Authority or Trustee or the owner of any Bond.

     The Company hereby waives presentment for payment, demand, demand and protest and notice of protest, demand and dishonor and nonpayment of this note.

     This note and all instruments securing the same are to be construed according to the law of the State of New York.

     IN WITNESS WHEREOF, the Company has caused this Company Obligation to be duly executed and delivered as of November 1, 2005.

                                          THE BROOKLYN UNION GAS COMPANY d/b/a
                                          KEYSPAN ENERGY DELIVERY NEW YORK


(SEAL)
                                          By:_________________________________
ATTEST:

------------------------